Exhibit I

Writer’s Direct Dial: (212) 225-2208
E-Mail: adelacruz@cgsh.com

December 2, 2014

Ministry of Finance of the Republic of Chile
Teatinos 120, piso 12
Santiago, Chile

Ladies and Gentlemen:

We have acted as special New York counsel to the Republic of Chile (the “Republic” or “Chile”) in connection with the preparation and filing by the Republic with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of a post-effective amendment no. 4 filed on the date hereof to its registration statement (No. 333-183920) first filed on September 14, 2012 (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time in the United States up to US$1,938,555,010 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities. The Debt Securities are to be issued pursuant to an indenture (the “Indenture”) to be entered into between Chile and The Bank of New York Mellon, as trustee (the “Trustee”) or pursuant to another indenture that is filed as an exhibit to the Registration Statement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the form of the Indenture attached thereto as an exhibit, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) an Authorization, substantially in the form filed as an exhibit to the Indenture (or any other indenture under which the Debt Securities are issued), establishing the terms of a series of the Debt Securities, has been duly authorized by the

Republic and duly executed and delivered by the Republic in accordance with the Indenture (or any such other indenture), (ii) any such other indenture, if applicable, has been duly authorized by the Republic and duly executed and delivered by the parties thereto and (iii) the Debt Securities, in substantially the form set forth as an exhibit to the Indenture (or any such other indenture) and annexed to the Authorization, have been duly authorized by the Republic and duly executed and authenticated in accordance with the Indenture (or any such other indenture), and duly delivered and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

In giving the foregoing opinion, we have assumed that (a) the Republic and each other party to the Indenture (or any such other indenture) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York), (b) any terms of the Debt Securities that are not contained in the forms thereof set forth as an exhibit to the Indenture (or any such other indenture) will comply with applicable law and will be valid, binding and enforceable, (c) the interest rate on the Debt Securities will not exceed the maximum rate permitted by applicable law and (d) any such other indenture is similar in all material respects to the Indenture.  In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities will conform to the forms thereof contained in the Indenture (or any such other indenture) and will not violate any applicable laws, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Republic, (iv) the Debt Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Republic will authorize the offering and issuance of the Debt Securities and will authorize, approve and establish the final terms and conditions thereof and will enter together with the Trustee into the Indenture (or any such other indenture) relating to the Debt Securities and will take any other appropriate additional action, and (vi) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the Indenture (or any such other indenture), duly authenticated and countersigned.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Andrés de la Cruz
Andrés de la Cruz, a Partner